Exhibit 10(c)

51 West 52nd Street
New York, NY 10019

Anthony G. Ambrosio
c/o CBS Corporation
51 W. 52nd Street
New York, NY 10019

Dear Tony:	August 4, 2017

Reference is made to your employment agreement with CBS Corporation (“CBS”), dated as of September 29, 2016 (the “Agreement”). All defined terms used without definitions shall have the meanings provided in the Agreement. This letter, when fully executed below, shall amend the Agreement as follows:

1.    Paragraph 7(b)(ii)(E) of the Agreement shall be amended to add a new clause (V) and to revise clauses (III) and (IV) in their entirety to read as follows:

“(III)    All stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination, but which would otherwise vest after the eighteen-month period following your termination date and on or before the third anniversary of the termination date, shall continue to vest in accordance with their established vesting schedule until all such stock options are fully vested and exercisable, and such stock options shall continue to be exercisable until their expiration date, subject to your continued compliance with the obligations set forth in paragraphs 6(a) and 6(b) of this Agreement during such 18-month continued vesting period.

(IV)    All restricted share unit (‘RSU’) awards and other equity awards (or portions thereof) that would otherwise vest on or before the end of an eighteen (18) month period following your termination date (the ‘Accelerated Share Awards’) shall immediately vest on the Release Effective Date, but settlement of such awards shall occur in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(IV); provided, however, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such Accelerated Share Award under Internal Revenue Code Section 162(m) (‘Code Section 162(m)’), such Accelerated Share Award shall vest if and to the extent that, after the end of the applicable performance period, the Committee certifies that a level of the performance goal relating to such Accelerated Share Award has been met (and without the application of any negative discretion by the Committee that does not also apply to substantially

Anthony G. Ambrosio
August 4, 2017

all other senior executives of CBS), or, if later, the Release Effective Date, and shall be settled in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(IV).

(V)    All RSU awards and other equity awards (or portions thereof) that would otherwise vest after the eighteen-month period following your termination date and on or before the third anniversary of the termination date (the ‘Continued Share Awards’) shall continue to vest in accordance with their established vesting schedule, subject to your continued compliance with the obligations set forth in paragraphs 6(a) and 6(b) of this Agreement during such 18-month continued vesting period.”

2.    Paragraph 7(c)(ii)(E) of the Agreement shall be amended to add a new clause (V) and to revise clauses (III) and (IV) in their entirety to read as follows:

“(III)    All stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination, but which would otherwise vest after the eighteen-month period following your termination date and on or before the third anniversary of the termination date, shall continue to vest in accordance with their established vesting schedule until all such stock options are fully vested and exercisable, and such stock options shall continue to be exercisable until their expiration date, subject to your continued compliance with the obligations set forth in paragraphs 6(a) and 6(b) of this Agreement during such 18-month continued vesting period.

(IV)    All Accelerated Share Awards shall immediately vest on the Release Effective Date, but settlement of such awards shall occur in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(IV); provided, however, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such Accelerated Share Award under Code Section 162(m), such Accelerated Share Award shall vest if and to the extent that, after the end of the applicable performance period, the Committee certifies that a level of the performance goal relating to such Accelerated Share Award has been met (and without the application of any negative discretion by the Committee that does not also apply to substantially all other senior executives of CBS), or, if later, the Release Effective Date, and shall be settled in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(IV).

(V)    All Continued Share Awards shall continue to vest in accordance with their established vesting schedule, subject to your continued compliance with

Anthony G. Ambrosio
August 4, 2017

the obligations set forth in paragraphs 6(a) and 6(b) of this Agreement during such 18-month continued vesting period.”

3.    Paragraph 7(k)(ii)(E) of the Agreement shall be amended to revise clause (III) in its entirety to read as follows:

“(III)    With respect to all awards of RSUs and other equity awards (or portions thereof) that have not vested on the date your employment is terminated, such awards shall accelerate and vest immediately on the Release Effective Date, but settlement of such awards shall occur in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(III); provided, however, that with respect to RSUs and other equity awards (or portions thereof) that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such award under Code Section 162(m), such award shall vest if and to the extent that, after the end of the applicable performance period, the Committee certifies that a level of the performance goal relating to such award has been met (and without the application of any negative discretion by the Committee that does not also apply to substantially all other senior executives of CBS), or, if later, the Release Effective Date, and shall be settled in accordance with the established vesting and settlement schedule for such awards as though their vesting were not accelerated pursuant to this clause (E)(III).”

4.    Paragraphs 7(b)(ii) and 7(c)(ii) of the Agreement shall each be amended to insert the phrase “and Continued Share Awards” immediately following the term “Accelerated Share Awards” in the last paragraph thereof.

5.    This letter may be executed in one or more counterparts, including by facsimile, and all of the counterparts shall constitute one fully executed agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

6.    Except as otherwise provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

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If the foregoing correctly sets forth our understanding, please sign, date, and return this letter to the undersigned for execution on behalf of CBS; after this letter has been executed by CBS and a fully-executed copy returned to you, it shall constitute a binding amendment to the Agreement.

Very truly yours,

CBS CORPORATION

		By:	/s/ Leslie Moonves
Leslie Moonves
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Anthony G. Ambrosio
Anthony G. Ambrosio

Dated:	8/4/2017